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                                                                       EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made pursuant to Section 5.7 of the Stock Purchase Agreement dated as of November ___, 1998 (the "Stock Purchase Agreement"), between Frontier Adjusters of America, Inc. ("Frontier") and United Financial Adjusting Company ("UFAC"). Pursuant to the Stock Purchase Agreement, UFAC will purchase an aggregate of 5,258,513 shares of Frontier's Series A Convertible Voting Preferred Stock, $.01 par value per share (the "Preferred Shares"). The Preferred Shares will be convertible into shares of common stock, par value $.01 per share, of Frontier (the "Common Stock"). In order to induce Purchaser to consummate the transactions contemplated by the Stock Purchase Agreement, and in further consideration therefor, Frontier has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

                  Accordingly, it is hereby agreed as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                  "EFFECTIVE PERIOD" shall mean, for purposes of this Agreement, a period commencing on the date of this Agreement and ending on the date as of which all Registrable Securities cease to be Registrable Securities.

                  "REGISTRABLE SECURITIES" means collectively, (i) the Preferred Shares, (ii) the shares of Common Stock issued upon conversion of the Preferred Shares purchased by UFAC pursuant to the Stock Purchase Agreement (the "Shares") and (iii) any securities issued or distributed in respect of any Preferred Shares or Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and securities exchange registration and filing fees,
(ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to paragraph 5(h), (v) the fees and disbursements of counsel for Frontier and of its independent public accountants, including the expenses of any incident to such performance and compliance, and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.
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                  "RELATED SECURITIES" means any securities of Frontier similar or identical to any of the Registrable Securities, including, without limitation, Common Stock and all options, warrants and other securities convertible into, or exchangeable or exercisable for, Common Stock.

2. SECURITIES SUBJECT TO THIS AGREEMENT. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act (as defined below) and they have been disposed of pursuant to such effective registration statement, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"),
(iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Frontier and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

3.    DEMAND REGISTRATION RIGHTS.

                   (a) RIGHT TO DEMAND. At any time during the Effective Period, UFAC may make a written request to Frontier for registration with the Securities and Exchange Commission (the "SEC") under and in accordance with the provisions of the Securities Act, and under the securities laws of the states designated by UFAC, of all or part of its Registrable Securities. Upon receipt of each such request, Frontier shall use its best efforts to effect such registration as required pursuant to Section 5 hereof (a "Demand Registration"); PROVIDED, HOWEVER, that (i) the aggregate number of Registrable Securities requested to be so registered shall have a market value (calculated at then current market prices) of at least $250,000 and (ii) no Demand Registration may be requested after the end of the Effective Period and PROVIDED, FURTHER, that Frontier shall not be obligated to file a registration statement relating to any registration request under this Section 3, within a period of six months after the effective date of any other registration statement relating to (A) any registration request under this Section 3 or (B) any registration effected under
Section 4. All requests made pursuant to this paragraph 3(a) will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

                  (b) Frontier shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by Frontier pursuant to this Section 3, for a reasonable period of time, but not in excess of 30 days, if the board of directors of Frontier determines in its reasonable judgment and in good faith that the registration and distribution of the Registrable Securities would materially interfere with any pending financing, acquisition or corporate reorganization involving Frontier or any of its subsidiaries or would require premature disclosure thereof and promptly gives UFAC written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If Frontier shall so postpone the filing of a registration statement, UFAC shall have the right to withdraw the request for registration by giving written notice to Frontier within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which UFAC is entitled pursuant to paragraph (c) of this Section 3).

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                  (c)    NUMBER OF DEMAND REGISTRATIONS. UFAC shall be entitled
to a maximum of one Demand Registrations during the Effective Period. Frontier shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective under the Securities Act. If a Demand Registration is effected following a request from UFAC, then the individuals named in Section 6.2(e) of the Stock Purchase Agreement shall be entitled to register any shares of Common Stock not then covered by an effective Registration Statement on Form S-8 in such Demand Registration.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. If the managing underwriter or underwriters of a Demand Registration advise Frontier in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, Frontier will include in such registration only the number of securities that in the opinion of such underwriter or underwriters can be sold.

                  (e) SELECTION OF UNDERWRITERS. If any offering pursuant to a Demand Registration is an underwritten offering, Frontier will select a managing underwriter or underwriters to administer the offering, provided such managing underwriter or underwriters shall be reasonably satisfactory to UFAC.

4. PIGGY-BACK REGISTRATION. If at any time after the date of issuance of any Registrable Securities and prior to the end of the Effective Period, Frontier proposes to file a registration statement under the Securities Act with respect to an offering by Frontier for its own account or for the account of others of any class of equity security of Frontier (or any options, warrants or other securities convertible into, or exchangeable or exercisable for, such equity securities) to be offered for cash (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), then Frontier shall in each case give written notice of such proposed filing to UFAC at least 20 days before the filing date, and such notice shall offer UFAC the opportunity to register such number of Registrable Securities as UFAC may request (a "Piggy-Back Registration"). If such offer is accepted by written notice to Frontier within 15 days of UFAC's receipt of the written notice provided for in the preceding sentence, Frontier shall use its best efforts to cause such Registrable Securities to be included in such offering on the same terms and conditions as the corresponding securities of Frontier included therein, PROVIDED that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Frontier shall determine for any reason not to proceed with the proposed registration, Frontier may, at its election, give written notice of such determination to UFAC and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by Frontier (underwritten, at least in part, by Persons who are not Affiliates of Frontier or UFAC), subject to the following sentence, UFAC must sell its Registrable Securities to such underwriters who shall have been selected by Frontier on the same terms and conditions as apply to Frontier, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 4 involves such an underwritten public offering, UFAC may elect in writing, prior to the effective date of the


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registration statement filed in connection with such registration, to withdraw such request and not to have its securities registered in connection with such registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise Frontier in writing that in their opinion the total amount or kind of securities that UFAC has requested to be included in such offering, when added to those securities then proposed to be offered by Frontier and any other participants in such offering, would adversely affect the success of such offering, then the amount of securities to be offered for the accounts of UFAC, Frontier and such other participants in the offering shall be reduced proportionately to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

5. REGISTRATION PROCEDURES. If and whenever Frontier is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Frontier will, as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which Frontier then qualifies and which counsel for Frontier shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; PROVIDED, HOWEVER, that Frontier may discontinue any registration of its securities which is being effected pursuant to Section 3 at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days or such lesser period of time as Frontier or UFAC may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by UFAC set forth in such registration statement; PROVIDED, that before filing a registration statement or prospectus, or any amendments or supplements thereto, Frontier will furnish to the UFAC and its counsel not less than two business days prior to filing, copies of all documents proposed to be filed;

                  (c) furnish to UFAC such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus and any prospectus supplement (as applicable), in conformity with the requirements of the Securities Act, and such other documents as UFAC may reasonably request in order to facilitate the disposition of the Registrable Securities by UFAC;

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as UFAC shall reasonably request, and do any and all



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                  other acts and things which may be reasonably necessary or advisable to enable UFAC to consummate the disposition in such jurisdictions of the Registrable Securities owned by UFAC, except that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this paragraph 5(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable UFAC to consummate the disposition of such Registrable Securities;

                  (f) notify UFAC at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph 5(b), of Frontier's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of UFAC, prepare, file with the SEC and all applicable state securities authorities and furnish to UFAC a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to UFAC, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (h) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (i) use its best efforts to obtain a "cold comfort" letter or letters from Frontier's independent public accountants in customary form in a timely manner in order to facilitate the sale of the Registrable Securities;

                  (j) cooperate with UFAC, the managing underwriter or underwriters, if any, and any transfer agent to facilitate the timely preparation and delivery of


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                  certificates (not bearing any restrictive legends, unless
                  required by law) representing the securities to be sold under such registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or UFAC may request; and

                  (k) make available for inspection by UFAC, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by UFAC or such underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of Frontier and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that Frontier determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to Frontier. UFAC agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to Frontier and allow Frontier, at Frontiers expense, to undertake appropriate action to prevent disclosure of such Records.

                  Frontier may require UFAC to furnish Frontier with such information regarding UFAC and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Frontier may from time to time reasonably request in writing.

                  UFAC agrees that, upon receipt of any notice from Frontier of the happening of any event of the kind described in paragraph 5(f), UFAC will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until UFAC's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph 5(f), and, if so directed by Frontier, UFAC will deliver to Frontier (at Frontier's expense) all copies, other than permanent file copies then in UFAC's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Frontier shall give any such notice, the period mentioned in paragraph 5(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to paragraph 5(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph 5(f).

6. REGISTRATION EXPENSES. Frontier will pay all Registration Expenses in connection with the first registration of Registrable Securities pursuant to
Section 3 or 4 upon the written request of UFAC, and UFAC shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of UFAC's Registrable Securities pursuant to a registration statement effected pursuant to such Sections. All expenses for any subsequent registrations of Registrable Securities pursuant to either Section 3 or 4 shall be paid PRO RATA by all Persons (including UFAC and Frontier) participating in such registration on the basis of the relative number of shares of Common Stock of each such Person included in such registration.

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7.       INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY FRONTIER. Frontier agrees to indemnify UFAC, its officers and directors and each Person who controls UFAC (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to Frontier by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, Frontier will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of UFAC. Notwithstanding the foregoing provisions of this paragraph 7(a), Frontier will not be liable to UFAC, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls UFAC or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph 7(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of UFAC, underwriter or controlling Person results from the fact that UFAC or underwriter sold Registrable Securities to a Person to whom there was not sent or given (or deemed to be sent or given) a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, required to be sent or given in accordance with any applicable law or regulation, if Frontier has previously furnished copies thereof to UFAC or underwriter.

                  (b) INDEMNIFICATION BY UFAC. In connection with any registration statement in which UFAC is participating, UFAC will furnish to Frontier in writing such information, including with respect to the name, address and the amount of Registrable Securities held by UFAC, as Frontier reasonably requests for use in such registration statement or the related prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 7(a)) Frontier, any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to UFAC furnished in writing to Frontier by UFAC or its counsel expressly for use therein.

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                  (c)    CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person
entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its decision as to whether or not to assume the defense thereof (which notice must be given to such indemnified party within five days of the indemnifying party's receipt of notice of commencement of any action], the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and the indemnifying party or any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld or delayed).

                  (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph 7(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 7(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were

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offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and UFAC shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of UFAC were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which UFAC has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraph 7(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph 7(d).

                  (e) The provisions of this Section 7 shall be applicable in respect of each registration pursuant to this Agreement, shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. UFAC may not participate in any underwritten registration hereunder unless UFAC (a) agrees to sell UFAC's securities on the basis provided in underwriting arrangements approved by Frontier and UFAC and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. RULE 144. Frontier covenants that it will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (or, if Frontier is not required to file such reports, it will, upon the request of UFAC, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as UFAC may reasonably request, all to the extent required from time to time to enable UFAC to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request UFAC, Frontier will deliver to UFAC a written statement as to whether it has complied with such requirements.

10.   MISCELLANEOUS.

                  (a) REMEDIES. UFAC, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                  (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of both parties.

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                  (c)    NOTICES. All Notices and other communications provided
for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

                  (i)  if to UFAC at:      United Financial Adjusting Company
                                           747 Alpha Drive
                                           Highland Heights, Ohio 44143
                                           Attention: John M. Davies, President
                                           Telecopy Number: (440) 442-4251; and

                  (ii) if to Frontier at:  Frontier Adjusters of America, Inc.
                                           45 East Monterey Way, Suite 202
                                           Phoenix, Arizona 85012
                                           Attention: William J. Rocke,
                                                         Chief Executive Officer
                                           Telecopy Number: (602) 279-5813

                   (d) ASSIGNMENT. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party; PROVIDED, HOWEVER, that UFAC may assign its rights, interests or obligations hereunder to any of its Affiliates.

                   (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

                   (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                   (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed wholly within that State.

                   (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every



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other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Shareholders shall be enforceable to the fullest extent permitted by law.

                  (j) ENTIRE AGREEMENT. This Agreement and the Stock Purchase Agreement are intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         FRONTIER ADJUSTERS OF AMERICA, INC.


                                         By:      ____________________________
                                                  Name:
                                                  Title:

                                         UNITED FINANCIAL ADJUSTING COMPANY



                                         By:      ____________________________
                                                  Name:
                                                  Title:



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